As filed with the Securities and Exchange Commission on May 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Meridian Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	83-1561918 (I.R.S. Employer Identification Number)
9 Old Lincoln Highway
Malvern, Pennsylvania 19355
(484) 568-5000
(Address, Including ZIP code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Annas
President and Chief Executive Officer
9 Old Lincoln Highway
Malvern, Pennsylvania 19355
(484) 568-5000
(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Christopher S. Connell, Esq.
Thomas L. Hanley, Esq.
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018
Telephone: (215) 564-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 22, 2024
PROSPECTUS
$50,000,000
Meridian Corporation
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
Subscription Rights
We may offer and sell the securities identified above from time to time, or any combination thereof, in one or more transactions. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. The aggregate initial offering price of securities we may offer hereby is $50,000,000. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.
We may offer and sell these securities to or through one or more brokers, dealers or underwriters as designated by us from time to time, directly to purchasers, through agents in “at the market” offerings or otherwise through a combination of these methods, on a continuous or delayed basis. If any brokers, dealers, underwriters or agents are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “MRBK.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted. On May 21, 2024 the last reported sale price of our common stock on The NASDAQ Global Select Market was $9.67.
These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer and sell and is not meant to provide a complete description of each security. As a result, each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the offering, including specific amounts, prices and other terms of the securities being offered and other details related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Such information may be further updated by documents incorporated by reference into this prospectus or a prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.
We may sell the securities to or through brokers, dealers or underwriters, directly to purchasers, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any brokers, dealers, underwriters or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any agreement or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.
All references in this prospectus and any prospectus supplement to “Meridian Corporation,” “Meridian,” the “Company,” “we,” “us,” “our,” or similar references refer to Meridian Corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “will”, “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or similar expressions generally indicate a forward-looking statement. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.
In addition to the risks described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:
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Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

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Volatility and disruption in national and international financial markets.

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Adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments.

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Government intervention in the U.S. financial system.

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Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

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Our ability to manage our commercial real estate exposure.

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Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

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The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

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Inflation, interest rate, securities market and monetary fluctuations.

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The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

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Impairment of our goodwill or other intangible assets.

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Acts of God or of war or terrorism.

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Changes in consumer spending, borrowings and savings habits.

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Changes in the financial performance and/or condition of our borrowers.

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Technological changes, including the rise of AI as a commonly used resource.

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The cost and effects of cyber incidents or other failures, interruption or security breaches of our systems or those of third-party providers.

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Acquisitions and integration of acquired businesses.

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Our ability to increase market share and control expenses.

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Our ability to attract and retain qualified employees.

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Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters.

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Changes in the reliability of our vendors, internal control systems or information systems.

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Changes in our liquidity position.

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Changes in our organization, compensation and benefit plans.

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The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

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Greater than expected costs or difficulties related to the integration of new products and lines of business.

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Our success at managing the risks involved in the foregoing items.

Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events.
All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including this Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company or by or on behalf of Meridian Bank, except as may be required under applicable laws.

v

THE COMPANY
Meridian Corporation is a bank holding company engaged in banking activities through its wholly-owned subsidiary, Meridian Bank (the “Bank”), a full-service, state-chartered commercial bank with offices in the Delaware Valley tri-state market, which includes Pennsylvania, New Jersey and Delaware, as well as in the Central Maryland market, and Florida. We have a financial services business model with non-interest revenue streams from mortgage lending, SBA lending and wealth management services. We provide services to small and middle market businesses, professionals and retail customers throughout our market area. We have a modern, progressive, consultative approach to creating innovative solutions for our customers. We are technology driven, with a culture that incorporates significant use of customer preferred alternative delivery channels, such as mobile banking, remote deposit capture and bank-to-bank ACH. Our ‘Meridian everywhere’ philosophy of community presence, along with our strategic business footprint, allows us to provide the high degree of service, convenience and products our customers need to achieve their financial objectives.
Our principal executive offices are located at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355. Our telephone number is (484) 568-5000. Our Internet address is www.meridianbanker.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

RISK FACTORS
Investing in our securities involves risk. In consultation with your own advisors, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus and any prospectus supplement. For more information, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in Meridian Bank and any other of our subsidiaries as regulatory capital to fund growth; financing possible investments or acquisitions; expansion of the business; and investments at the holding company level. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the common stock, the preferred stock, the debt securities, the depositary shares, the warrants, the units and the subscription rights that we may offer and issue under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our articles of incorporation and bylaws, which have been filed or incorporated by reference in the registration statement of which this prospectus is a part. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”
General
Under our articles of incorporation, we are authorized to issue up to an aggregate amount of 25,000,000 shares of common stock, par value $1.00 per share.
Our board of directors has the authority to establish and divide the authorized and unissued shares of common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of May 21, 2024, there were 11,185,515 shares of common stock outstanding.
Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Subject to applicable law and the provisions of our articles of incorporation and bylaws, our board of directors could issue preferred stock or additional shares of common stock with terms different from those of our existing common stock, at any time.
Voting Rights
Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.
Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of common stock.
Dividend Rights
The holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries, including Meridian Bank, to pay dividends or otherwise transfer funds to us. The ability of our subsidiaries to pay dividends or make other distributions to us, and our ability to pay dividends to shareholders is, and could in the future be, subject to or influenced by bank regulatory requirements and capital guidelines.
Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.
Redemption, Preemptive Rights and Repurchase Provisions
Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our common stock are subject to Federal Reserve regulations and policies, and in some cases also may be subject to prior notice to and approval by the Federal Reserve. Our ability to make repurchases of our common stock also may be effectively constrained by federal and state bank regulatory capital requirements.
Liquidation Rights
In the event we are liquidated, dissolved or our affairs are wound up, the holders of our common stock will be entitled to share ratably in all of our assets remaining after paying or making adequate provision for all our debts and liabilities, subject, however, to any preferential liquidation rights of holders of any other class or series of our stock outstanding at that time. If our only asset is our ownership of Meridian Bank, it is likely that, if Meridian Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.
Potential Anti-Takeover Effect of Governing Documents and Applicable Law
Certain provisions of Pennsylvania law, federal banking regulations and our articles of incorporation and bylaws may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares. Even in the absence of an unsolicited acquisition proposal, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Authorized Capital; No Preemptive Rights.   The number of authorized common and preferred shares, and the granting of authority to our board of directors to determine the terms of any common or preferred stock or other securities issued, are intended to give our board of directors some flexibility to issue additional securities for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits and employee incentive plans. However, these additional shares could also be used by the board of directors to deter future attempts to gain control over the holding company.
Ownership Limitation.   Our articles of incorporation provide that, generally, no shareholder may have holdings of shares that exceed 20% of the issued and outstanding shares of common stock. However, this restriction can be waived for any shareholder or shareholders upon the resolution of at least two-thirds of the board of directors. If any shareholder acquires holdings which cause the violation of the restriction (sometimes called a substantial shareholder), the board of directors may terminate all voting rights attributable to the shares owned beneficially by the shareholder during the time that the restriction is being violated, commence litigation to require the divestiture of such amount of the shares so that alter such divestiture the shareholder would no longer be in violation of the ownership restriction, or take such other action as is appropriate under the circumstances. For purposes of the provision, a shareholder’s holdings are: (i) the common stock the shareholder owns of record; (ii) the common stock to which the shareholder has direct or indirect beneficial ownership and (iii) the common stock owned of record or beneficially by other shareholder(s) acting together with the shareholder as a group for the purpose of acquiring, holding or disposing of common stock. The board of directors may use, but is not necessarily limited to, the following indicia to determine beneficial ownership: the effect of stock ownership by a person’s spouse and minor children; ownership of shares held by a corporation or foundation of which a substantial shareholder is an officer or affiliate; the extent of a substantial shareholder’s ownership of partnership shares; transfers pursuant to divorce; installment purchases; stock warrants, grants and options; control over the voting power of any stock; the status of a substantial shareholder as trustee, trust beneficiary or settler of a trust of which part of all of the corpus is shares of the common stock of the holding company; and stock dividends. The board’s determination of the existence and membership of a shareholder group, of a shareholder’s holdings and of the record are conclusive, absent proof of bad faith. This provision of our articles of incorporation may not be amended unless approved by the affirmative vote of at least two-thirds of the outstanding shares of common stock. Our board of directors could use this authority to discourage future attempts to gain control over the holding company.
Acquisition Offers.   Our articles of incorporation provide that our board of directors may, if it deems it advisable, oppose a tender or other offer for the holding company’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the board of directors may, but is not legally obligated to, considers any relevant or pertinent issue; by way of illustration, but not of limitation, the board of directors may, but shall not be legally obligated to, consider any or all of the following:
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whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

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whether a more favorable price could be obtained tor the corporation’s securities in the future;

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the social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

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the business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

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the value of the securities (if any) which the offeror is offering in exchange for the corporation’s securities based, on an analysis of the worth of the corporation as compared to the corporation whose securities are being offered;

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any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; or obtaining a more favorable offer from another individual or entity. This provision of our articles of incorporation may not be amended unless first approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares or common stock. Our board of directors could use this authority to discourage future attempts to gain control over the holding company.
Classified Board.   Our bylaws provide for a classified board of directors, with our board of directors divided into three classes. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also may tend to discourage a tender offer or takeover bid.
Bank Holding Company Act.   The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.
Pennsylvania Law Anti-Takeover Provisions.   Under Pennsylvania law, certain anti-takeover provisions apply to Pennsylvania “registered corporations” (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. Meridian Corporation is a “registered corporation” for purposes of these provisions, which are summarized below.
Control Share Acquisitions.   Pennsylvania law limits control share acquisitions relating to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33-1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.
The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the request for the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights: (i) the approval of an absolute majority of all voting power must be obtained, and all voting shares are entitled to participate in this vote; and (ii) the approval of an absolute majority of all disinterested shareholders must be obtained.
For a period of 24 months after the later of (i) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (ii) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.
Disgorgement of Profits by Certain Controlling Persons.   Pennsylvania law regarding disgorgement of profits by certain controlling persons applies if (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.
Business Combination Transactions with Interested Shareholders.   Pennsylvania law prohibits certain business combinations with certain “interested shareholders” — persons who acquire the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors. A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:
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the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

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the business combination is approved by the affirmative vote of the holders of all the outstanding shares of common stock of the corporation; or

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the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements;

After the five-year restricted period, an interested shareholder may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met.
Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction.   Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.
Exchange Listing
Our common stock is listed on The NASDAQ Global Select Market under the symbol “MRBK.”
Transfer Agent
Computershare serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific statements with respect to shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the statement with respect to shares that contains the specific terms of the shares of preferred stock.
General
Under our articles of incorporation, we are authorized to issue, without action by our shareholders, a maximum of 5,000,000 shares of preferred stock, and divide the authorized and unissued shares into series or classes or both and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of May 21, 2024, there were no shares of preferred stock outstanding.
In authorizing the issuance of any additional shares of our preferred stock, our board of directors may determine the following:
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whether or not shares in any series or class of shares have par value;

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the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

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the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

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whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

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the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

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the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

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any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

Terms
You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms of the shares of preferred stock of such series, including, where applicable:
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the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;

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the price or other consideration for which the shares will be issued;

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the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

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the redemption or sinking fund provisions, if any;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

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the voting powers, full or limited, if any, of the shares offered; and

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such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board may deem advisable.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.
In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Dividends
The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.
Voting Rights
Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the statement with respect to shares establishing such series or (iii) as required by applicable law.
Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.
Redemption
A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Conversion and Exchange
If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.
Rights at Liquidation
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in statement with respect to shares and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.
Unless otherwise stated in the applicable prospectus supplement or the related statement with respect to shares, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may offer debt securities which may be senior or subordinated. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities we offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. The applicable senior or subordinated indenture, the applicable supplemental indenture and the form of debt security relating to a particular offering of debt securities have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture and supplemental indenture that contains the specific terms of the debt securities.
We may issue senior debt securities from time to time, in one or more series under a senior indenture that we will enter into with a trustee, which we refer to as the “senior trustee” or in another senior indenture we may enter into in the future with a senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture that we will enter into with a trustee, which we refer to as the “subordinated trustee” or in another subordinated indenture we may enter into in the future with a subordinated trustee. The form of senior indenture and subordinated indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” A form of each debt security, any future supplemental indenture or similar document also will be so filed. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. This prospectus briefly outlines some of the provisions of the indentures. The below summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement.
The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the relevant indenture in the prospectus supplement relating to the debt securities.
Meridian Corporation is a bank holding company and almost all of our operating assets are owned by Meridian Bank. We are a legal entity separate and distinct from Meridian Bank. We rely primarily on dividends from Meridian Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Meridian Bank. Accordingly, our debt securities will be effectively subordinated to all existing and future liabilities of Meridian Bank, and holders of our debt securities should look only to our assets for payments of the debt securities.
As used in this section only, “Meridian Corporation,” “Meridian,” the “Company,” “we,” “our” or “us” refer to Meridian Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the applicable indenture.

As of March 31, 2024, we had outstanding four series of subordinated debt securities. The 5.375% Fixed-to-Floating Rate Subordinated Notes due 2029 had an outstanding balance of $40,000,000 as of March 31, 2024, and were issued pursuant to an indenture that define the terms of such notes, and such indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The remaining three series of subordinated debt securities were not issued pursuant to an indenture and therefore are not incorporated by reference as exhibits to the registration statement. The 2023 debentures had an outstanding balance of $9,740,000 as of March 31, 2024, with a fixed interest rate of 8.00% and a maturity date of August 31, 2033. The 2013 debentures had an outstanding balance of $497,000 as of March 31, 2024, with a fixed interest rate of 6.50% and a maturity date of December 31, 2028. The 2011 debentures had an outstanding balance of $347,000 as of March 31, 2024, with a fixed interest rate of 6.00% and a maturity date of December 31, 2026.
Unless otherwise provided in a prospectus supplement, the senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “— Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “— Subordination.”
You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:
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the title and type of the debt securities;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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the price at which the debt securities will be issued, which may be expressed as a percentage of the principal;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

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the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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the interest payment dates and the record dates for interest payment dates, or the method by which such dates will be determined;

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the persons to whom interest will be payable;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable, where any debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

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whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

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if other than United States dollars, the currency of payment in which the principal of, and any premium or interest on, the debt securities will be paid;

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if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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whether the principal of, and any premium or interest on, the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

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any index, formula or other method used to determine the amount of principal of, and any premium or interest on, the debt securities;

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whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

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any provisions relating to any security provided for the debt securities;

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whether the debt securities will be guaranteed as to payment or performance;

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any addition to, deletion of or change in the “events of default” described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the applicable indenture with respect to the debt securities;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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the names of any depositaries, security registrars, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the offer and sale of the securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity
If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series. The prospectus supplement relating to each series of debt securities will provide additional disclosure of the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.
Denominations; Transfer
Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in an officer’s certificate, if any, relating to such series of debt securities. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by a depositary or its nominee, to such depositary or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the indenture trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of any depositary, its nominee or any participant relating to such beneficial interests.
Conversion and Exchange
The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary that we will identify in a prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Subordination
The subordinated debt securities will be unsecured and will be subordinated in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:
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any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise;

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any default with respect to senior indebtedness that permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and the default is subject to judicial proceedings or the Company has received notice of such default; and;

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with respect to any series of subordinated debt securities, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable supplemental indenture. Except in the event of a receivership, insolvency, liquidation or similar proceeding, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon an event of default. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable supplemental indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

The indentures do not limit the amount of senior indebtedness that we may incur.
Events of Default
Under the indentures, unless and to the extent modified by a supplemental indenture, an event of default will occur with respect to the debt securities upon the occurrence of any one of the following events:
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our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 30 days;

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our default in the payment of any principal on the debt securities when due and payable either at maturity, upon any redemption, upon acceleration of maturity or otherwise;

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failure to deposit any sinking fund payment for a debt security of that series when due;

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our failure to perform any other covenant or agreement contained in the debt securities or in the indenture; and

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certain events in bankruptcy, insolvency or reorganization of us or the Bank.

Supplemental Indentures/Amendments
We and the trustee under the applicable indenture may enter into an indenture supplemental to such indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding and affected by such amendment, voting as a single class. However, without the consent of each affected holder of such debt securities, an amendment may not:
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change the stated maturity date of, or any premium or installment of interest on, the debt security;

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reduce the principal amount on, or the rate of interest of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;

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change the place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;

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impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;

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reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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adversely affect any rights of conversion; or

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reduce the principal amount of original issue discount debt securities that could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal, or any premium or interest payable on a debt security of that series or in respect of a covenant or provision that under the terms of the indenture cannot be modified or amended, without the consent of each affected holder.
We and the trustee under the applicable indenture may enter into one or more indentures supplemental to the applicable indenture, without the consent of any holder of debt securities covered by such indenture, for any of the following purposes:
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to cure any ambiguity, defect or inconsistency in the indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

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to provide for the assumption of the Company’s obligations to holders of such debt securities by a successor to the Company pursuant to the applicable indenture;

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to make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the applicable indenture;

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to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

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to conform the text of the applicable indenture or such debt securities to any provision of the description thereof set forth in this prospectus or any related prospectus supplement or term sheet;

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to add any guarantor or to provide any collateral to secure any such debt securities;

•
to add additional obligors under the applicable indenture and such debt securities;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Calculation of Outstanding Debt Securities
To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:
•
in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

•
any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Consolidations, Mergers and Sales of Assets
Unless otherwise limited by the terms of a supplemental indenture, we may consolidate or merge with or into, or transfer our assets substantially as an entirety to, a successor corporation, if the successor corporation is organized under the laws of the U.S., any state thereof or the District of Columbia and such successor corporation assumes our obligations on the debt securities and under the indenture immediately after giving effect to the transaction, and no event of default, and no event that, after notice or lapse of time, would become an event of default, will have occurred and be continuing, and certain other conditions are met.
Additional Provisions
The indenture trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee satisfactory security or indemnification. The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.
No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the indenture, unless:
•
the holder has provided the indenture trustee with written notice of one or more events of default regarding the holder’s series of debt securities;

•
the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee and offered security and indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities to be incurred in the proceeding;

•
the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•
the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium or any interest in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.
We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.
Governing Law
The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus and the related depository agreements and depository receipts. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific depositary agreements and depositary receipts relating thereto will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreements and depositary receipts certificates that contain the terms of the depositary shares.
General
We may, at our option, elect to offer and issue fractional shares of preferred stock rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.
We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.
While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.
Conversion and Exchange
Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.
Withdrawal of Preferred Stock
If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.
Amendment and Termination of the Deposit Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:
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all outstanding depositary shares have been redeemed;

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each share of preferred stock has been converted into or exchanged for common stock; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.
We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:
•
the title of the warrants;

•
the offering price for the warrants;

•
the aggregate number of warrants offered;

•
the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;

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the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

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the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, the principal amount of debt securities may be purchased upon such exercise;

•
the dates on which the right to exercise the warrants begins and expires;

•
the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the periods during which, and places at which, the warrants are exercisable;

•
the manner of exercise;

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the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•
a discussion of certain United States federal income tax considerations;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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any redemption or call provisions applicable to the warrants;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

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any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.
We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
We will describe in the applicable prospectus supplement the terms of the particular units being offered and issued and the applicable unit agreement, including, where applicable:
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the title of the series of units;

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the price or prices at which such units will be issued;

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
the terms of the unit agreement governing the units;

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a discussion of certain United States federal income tax considerations; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus and any related subscription rights agreements that we may enter into. While the terms summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any subscription rights offered under that prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, which contain the terms of the subscription rights.
General
We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or debt securities for every share of our common stock or debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering, and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination
We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of subscription rights will have no rights as holders with respect to our common stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue to any person or group of persons shares of our common stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
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to or through underwriters or dealers;

•
directly to one or more purchasers;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents; or

•
through a combination of any of these methods or any other method permitted by law.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:
•
the name of any underwriter, dealer or agent;

•
the public offering or purchase price of the securities and the proceeds to us from the sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers;

•
any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

•
any securities exchanges on which the securities will be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
The sale and distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable conditions or restrictions.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements of Meridian Corporation as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

•
The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024);

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on January 26, 2024, April 26, 2024, and May 21, 2024; and

•
The description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its website www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355; telephone number (484) 568-5000, Attention: Corporate Secretary.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.meridianbanker.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at our address listed above or from the SEC’s website. Forms of indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

MERIDIAN CORPORATION
$50,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
Subscription Rights

PROSPECTUS

These securities are not savings accounts or deposits and are not federally insured or guaranteed.

           , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by Meridian Corporation. All amounts are estimates except with respect to the SEC registration fee.
Amount
SEC registration fee		$7,380
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Printing fees and expenses		*
Blue Sky qualification fees and expenses		*
Rating agent fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The following is only a summary of certain aspects of Pennsylvania law and the Registrant’s articles of incorporation and bylaws related to the limitation of liability and indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 1741-1850 of the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL, and the Registrant’s articles of incorporation and bylaws.
Section 1713 of Subchapter B of Chapter 17 of the PBCL permits a Pennsylvania corporation to limit the personal liability of its directors for monetary damages, subject to certain limitations and conditions. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the PBCL contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.
Article 18 of the Registrant’s bylaws provides that, to the fullest extent permitted under Subchapter B of Chapter 17 of the PBCL, directors shall not be personally liable to the corporation or its shareholders or others for monetary damages for any action taken or any failure to take any action. Consistent with the limitations provided in Section 1713 of the PBCL, this bylaw provision does not apply if the director has breached or failed to perform the duties of his or her office and such breach or failure constitutes self-dealing, willful misconduct or recklessness, and also does not apply to the responsibility or liability of a director under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.
Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his or her conduct was unlawful.
Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL
Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.
Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors.
Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the officer or director’s official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the officer or director or incurred by the officer or director in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify the officer or director against that liability under Subchapter D of Chapter 17 of the PBCL.
Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.
Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such person.
Article 18 of the Registrant’s bylaws requires the Registrant to indemnify each of the Registrant’s directors and officers in such capacity in which any such director or officer acts for or on behalf of the Registrant, including as an employee or agent.

Article 18 of the Registrant’s bylaws provides that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, any rights granted to an indemnitee under the Registrant’s governing documents, as amended from time to time, an agreement or vote of shareholders or disinterested directors or otherwise. Section 1747 of the PBCL and
Article 18 of the Registrant’s bylaws also permits the Registrant to maintain, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16.   Exhibits.
The following exhibits are filed as part of this Registration Statement:
Exhibit Number	Description
1.1	Form of Underwriting Agreement for Equity Securities.*
1.2	Form of Underwriting Agreement for Debt Securities.*
1.3	Form of Underwriting Agreement for Depositary Shares.*
1.4	Form of Underwriting Agreement for Purchase Contracts.*
1.5	Form of Underwriting Agreement for Units.*
3.1	Amended Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021.
3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 24, 2018.
4.1	Indenture, dated as of December 18, 2019, by and between Meridian Corporation, as Issuer, and U.S. Bank, National Association, as Trustee, incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the SEC on December 18, 2019.
4.2	Form of 5.375% Subordinated Note due 2029, incorporated by reference to Exhibit A-1 and Exhibit A-2 to Exhibit 4.1 of the Registrant’s Form 8-K filed with the SEC on December 18, 2019.
4.3	Form of Senior Indenture.
4.4	Form of Subordinated Indenture.
4.5	Form of Senior Debt Security.*
4.6	Form of Junior Debt Security.*
4.7	Form of Convertible Debt Security.*
4.8	Form of Common Stock Certificate.*
4.9	Form of Preferred Stock Certificate.*
4.10	Form of Statement with Respect to Shares.*
4.11	Form of Depositary Agreement.*
4.12	Form of Depositary Receipt.*
4.13	Form of Warrant Agreement (Stock) (including form of Warrant).*
4.14	Form of Warrant Agreement (Debt) (including form of Warrant).*
4.15	Form of Unit Agreement.*
4.16	Form of Unit Certificate.*
5.1	Opinion of Stradley Ronon Stevens & Young, LLP (filed herewith).
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm (filed herewith)

Exhibit Number	Description
23.3	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).
25.1	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.*
107	Filing Fee Table.

*
To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a)

of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933 (1) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern, Commonwealth of Pennsylvania, on May 22, 2024.
MERIDIAN CORPORATION
By:
/s/ CHRISTOPHER J. ANNAS

Christopher J. Annas
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Christopher J. Annas and Denise Lindsay, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. Annas Christopher J. Annas	Chairman of the Board; President and Chief Executive Officer (Principal Executive Officer)	May 22, 2024
/s/ Denise Lindsay Denise Lindsay	Director; Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2024
/s/ Robert M. Casciato Robert M. Casciato	Director	May 22, 2024
/s/ George C. Collier George C. Collier	Director	May 22, 2024

Signature	Title	Date
/s/ Robert T. Holland Robert T. Holland	Director	May 22, 2024
/s/ Edward J. Hollin Edward J. Hollin	Director	May 22, 2024
/s/ Anthony M. Imbesi Anthony M. Imbesi	Director	May 22, 2024
/s/ Christine M. Helmig Christine M. Helmig	Director	May 22, 2024